Consent of Independent Auditors


The Board of Directors
Cova Financial Life Insurance Company


We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (the Company) dated March 4, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-83203) of Cova Variable Life Account Five.

                                                       /s/KPMG LLP
                                                        KPMG LLP


Chicago, Illinois
October 21, 1999